                                                                    EXHIBIT 12.2



                         AEROSOL SERVICES COMPANY, INC.



                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)



                                                                                               ASC
                                                                    ---------------------------------------------------------
                                                                    FISCAL YEAR ENDED DECEMBER 31,       SIX MONTHS ENDED
                                                                                                     ------------------------
                                                                    -------------------------------   JUNE 29,     JUNE 27,
                                                                      1995       1996       1997        1997         1998
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
Income (loss) before taxes........................................  $      92  $   1,688  $     322   $    (226)   $   2,167
Fixed charges reflected in income (loss) before taxes
  Interest expense................................................      3,689      3,442      2,946       1,483          156
  One third of rental expenses....................................        342        336        336         168          179
                                                                    ---------  ---------  ---------  -----------  -----------
Total fixed charges...............................................  $   4,031  $   3,778  $   3,282   $   1,651    $     335
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                    ---------  ---------  ---------  -----------  -----------
Income (loss) before taxes plus fixed charges above...............  $   4,123  $   5,466  $   3,604   $   1,425    $   2,502
Fixed charge ratio................................................       1.02x      1.45x      1.10x       0.86x        7.47x
  Fixed charge deficiency.........................................     --         --         --            (226)      --

                          PIEDMONT LABORATORIES, INC.



                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)



                                                                                            PIEDMONT
                                                                    ---------------------------------------------------------
                                                                    FISCAL YEAR ENDED DECEMBER 31,       SIX MONTHS ENDED
                                                                                                     ------------------------
                                                                    -------------------------------   JUNE 29,     JUNE 27,
                                                                      1995       1996       1997        1997         1998
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
Income (loss) before taxes........................................  $   1,622  $   1,412  $    (210)  $      (2)   $     568
Fixed charges reflected in income (loss) before taxes
  Interest expense................................................        203        375      1,275         420          385
  One third of rental expenses....................................         54        141        125          63           90
                                                                    ---------  ---------  ---------       -----   -----------
Total fixed charges...............................................  $     257  $     516  $   1,400   $     483    $     475
                                                                    ---------  ---------  ---------       -----   -----------
                                                                    ---------  ---------  ---------       -----   -----------
Income (loss) before taxes plus fixed charges above...............  $   1,879  $   1,928  $   1,190   $     481    $   1,043
Fixed charge ratio................................................       7.31x      3.74x      0.85x       1.00x        2.20x
  Fixed charge deficiency.........................................     --         --           (210)         (2)      --

                           KOLMAR LABORATORIES, INC.



                         FIXED CHARGE RATIO COMPUTATION
                               (GUARANTORS ONLY)



                                                                                             KOLMAR
                                                                    ---------------------------------------------------------
                                                                    FISCAL YEAR ENDED DECEMBER 31,       SIX MONTHS ENDED
                                                                                                     ------------------------
                                                                    -------------------------------   JUNE 29,     JUNE 27,
                                                                      1995       1996       1997        1997         1998
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                                     (DOLLARS IN THOUSANDS)
Income (loss) before taxes........................................  $   2,121  $   3,832  $   3,978   $   1,689    $   4,059
Fixed charges reflected in income (loss) before taxes
  Interest expense................................................      2,809      3,167      3,709       1,799          136
  One third of rental expenses....................................        271        343        274         137          176
                                                                    ---------  ---------  ---------  -----------  -----------
Total fixed charges...............................................  $   3,080  $   3,510  $   3,983   $   1,936    $     312
                                                                    ---------  ---------  ---------  -----------  -----------
                                                                    ---------  ---------  ---------  -----------  -----------
Income (loss) before taxes plus fixed charges above...............  $   5,201  $   7,342  $   7,961   $   3,625    $   4,371
Fixed charge ratio................................................       1.69x      2.09x      2.00x       1.87x       14.00x
  Fixed charge deficiency.........................................     --         --         --          --           --